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                       ROLLING PIN KITCHEN EMPORIUM, INC.

                   AMENDMENT TO COMMON STOCK PURCHASE WARRANT


                  THIS AMENDMENT TO THE COMMON STOCK PURCHASE WARRANT (the "Amendment"), is effective as of the 25th day of November 1998, by ROLLING PIN KITCHEN EMPORIUM, INC. (formerly HOME RETAIL HOLDINGS, INC.) (the "Company") and JRP CONSULTING CORP. ("JRP").

                  WHEREAS, the Company executed, issued and delivered a Common Stock Purchase Warrant, dated August 20, 1998 (the "Warrant"), evidencing the right of JRP to the purchase of 25,386 fully paid and non-assessable shares of Common Stock of the Company;

                  WHEREAS, the Company has agreed to issue an additional warrant to JRP to purchase shares of Common Stock of the Company; and

                  WHEREAS, in connection therewith, JRP has agreed to remove its right to cause the Company to redeem the Warrant and the shares exercisable thereunder;

                  NOW, THEREFORE, in consideration of the foregoing Recitals, the terms, covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company agrees to the following amendments to the Warrant, and JRP consents to such amendments, as follows:

1. Section 3.6 of the Warrant is deleted in the entirety and shall have no force and effect.

2. Except as expressly amended and modified herein, the terms and provisions of the Warrant are hereby confirmed, affirmed and ratified as if fully set forth herein.

3.       This Amendment may be executed in counterparts and via facsimile.

4. This Amendment shall be binding upon and shall inure to the benefit of the Company and JRP, and their respective successors and assigns.

5. This amendment shall be null and void if the Company fails to complete its initial public offering within 90 days hereof.



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                IN WITNESS WHEREOF, the parties have signed this Amendment to the Warrant, intending to be legally bound hereby as of the day and date first set forth above.




Attest:                                  ROLLING PIN KITCHEN EMPORIUM, INC.



                                         By:
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ACCEPTED, ACKNOWLEDGED AND AGREED


                                         JRP CONSULTING CORP.





                                         By:
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